UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337)269-5933

(Company's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

Beginning in December 2020, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of RedHawk Holdings Corp., a Nevada corporation (the “Company”), initiated a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021, and the related review of the Company’s quarterly financial statements beginning with the three month periods ended December 31, 2020. The process was completed in January 2021.

On December 31, 2020, the Company received written notification from its independent registered public accountants, Postlethwaite & Netterville, APAC (“P&N”) that they had resigned as the Company’s auditors. On the next business day, January 4, 2021, the Audit Committee engaged MaloneBailey, LLP (“MaloneBailey”), to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending June 30, 2021 and to review the Company’s quarterly financial statements beginning with the three month period ended December 31, 2020.

P&N’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2019 and June 30, 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

In connection with the audits of consolidated financial statements for the fiscal years ended June 30, 2019 and June 30, 2020, including the interim quarterly periods within those years and that interim quarterly period ended September 30, 2020, there were no disagreements, as contemplated by Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended, between P&N and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to P&N’s satisfaction, would have caused P&N to make reference to the subject matter thereof in connection with its reports for such years.

In connection with the audits of consolidated financial statements the fiscal years ended June 30, 2019 and June 30, 2020, including the interim quarterly period ended September 30, 2020, P&N advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist due to certain material weaknesses previously disclosed by the Company. The subject matter of these material weaknesses was discussed with P&N by the Company’s management and the Audit Committee. The Audit Committee has authorized P&N to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses, and P&N has agreed to provide such information to the successor independent registered public accounting firm.

The Company has provided P&N with a copy of the disclosures it is making in this Current Report on Form 8-K, and requested from P&N a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of P&N’s letter dated January 7, 2021 is attached as Exhibit 16.1 hereto.

During the two most recent fiscal years, and in the subsequent interim periods through January 4, 2021, the Company did not consult with MaloneBailey regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as contemplated by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1       Letter from Postlethwaite & Netterville, APAC to the Securities and Exchange Commission, dated January 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2021	RedHawk Holdings Corp.
	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer and Director